Exhibit 8.1

Subsidiaries of The Registrant

As of April 27, 2016

Wholly-Owned Subsidiaries

1.	Sky Network International Limited, a British Virgin Islands company

2.	Profit Star Software (HK) Limited, a Hong Kong company

3.	Pusida (Beijing) Technologies Co., Ltd., a PRC company

4.	Hangzhou Dianneng Technologies Co., Ltd., a PRC company

5.	Sky-Mobi Venture Limited, a Cayman Islands company

6.	Hangzhou Tiandian Investment Consulting Co., Ltd., a PRC company

7.	Sky Technologies International Limited, a British Virgin Islands company

8.	Powerplay Technologies Limited, a Hong Kong company

9.	Powerplay Technology Co., Limited, a Thailand company

10.	Shanghai Texuan Information Technology Co., Ltd., a PRC company

Special Purpose Entities and Their Subsidiaries Consolidated in the Registrant’s Financial Statements

11.	Hangzhou Mijia Technologies Co., Ltd., a PRC company

12.	Hangzhou Sky Network Technologies Co., Ltd., a PRC company

13.	Hangzhou Miyi Technologies Co., Ltd., a PRC company

14.	Hangzhou Najia Technologies Co., Ltd., a PRC company

15.	Shanghai Tianchu Technologies Co., Ltd., a PRC company

16.	Nanjing Zunqi Network Information Technologies Co., Ltd., a PRC company

17.	Nanjing Geyuan Information Technologies Co., Ltd., a PRC company

18.	Hangzhou Dangyi Technologies Co., Ltd., a PRC company

19.	Hangzhou Feineng Technologies Co., Ltd., a PRC company

20.	Shanghai Mugu Business Information Consulting Co., Ltd., a PRC company

21.	Hangzhou Fuyun Technologies Co., Ltd, a PRC company

22.	Hangzhou Fanyi Technologies Co., Ltd., a PRC company and a subsidiary of Hangzhou Mijia Technologies Co., Ltd.

23.	Sky Global Network Technologies Limited, a Hong Kong company and a subsidiary of Hangzhou Fanyi Technologies Co., Ltd.

24.	Hangzhou Moao Technologies Co., Ltd. , a PRC company and a subsidiary of Hangzhou Mijia Technologies Co., Ltd.

25.	Hangzhou Duoqu Technologies Co., Ltd, a PRC company and a subsidiary of Hangzhou Mijia Technologies Co., Ltd.

26.	Hangzhou Zhimeng Technologies Co., Ltd, a PRC company and a subsidiary of Hangzhou Mijia Technologies Co., Ltd.

27.	Hangzhou Shunwei Technologies Co., Ltd., a PRC company and a subsidiary of Hangzhou Sky Network Technologies Co., Ltd.

28.	Hangzhou Dabi Technologies Co., Ltd., a PRC company and a subsidiary of Hangzhou Sky Network Technologies Co., Ltd.

29.	Hangzhou Taiku Technologies Co., Ltd., a PRC company and a subsidiary of Hangzhou Sky Network Technologies Co., Ltd.

30.	Hangzhou Kaimi Technologies Co., Ltd., a PRC company and a subsidiary of Hangzhou Miyi Technologies Co., Ltd.

31.	Guangdong Leidong Culture Communication Co., Ltd., a PRC company and a subsidiary of Hangzhou Miyi Technologies Co., Ltd.

32.	Beijing Shishilian Technologies Co., Ltd., a PRC company and a subsidiary of Hangzhou Miyi Technologies Co., Ltd.

33.	Hangzhou Mingyou Network Technologies Co., Ltd., a PRC company and a subsidiary of Hangzhou Miyi Technologies Co., Ltd.

34.	Shenzhen Feidong Network Technologies Co., Ltd., a PRC company and a subsidiary of Hangzhou Najia Technologies Co., Ltd., a PRC company